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                                                                     Exhibit 4.1
                           [PHOTOS] [TOO, INC. LOGO]
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
                        Incorporated under the laws of the State of Delaware. This certificate is transferable in Columbus, Ohio or New York, New York

                    This Certifies That

[FLOWER LOGO]                                         PARTNER                                        [FLOWER LOGO]


                    Is the Owner of

[LIMITED TOO LOGO]             FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF           [LIMITED TOO LOGO]

                        Too, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of
                    Delaware, to which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and
                    Registrar.

                        In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.


/s/  Mike Rayden                                                                                       /s/ Kent Kleeberger
                                                                           AUTHORIZED SIGNATURE
  PRESIDENT                                                                                        CHIEF FINANCIAL OFFICER
                         Countersigned and Registered: First Chicago Trust Company of New York,
                                              Transfer Agent and Registrar



                                                     [FLOWERS LOGO]
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